Exhibit 10.31
EXECUTION COPY
          AMENDMENT No. 1 dated as of April 15, 2005 (this “Amendment”), to the Amended and Restated Credit Agreement dated as of March 31, 2005 (the “Credit Agreement”), among ZIMMER HOLDINGS, INC., a Delaware corporation (the “Company”), ZIMMER, INC., a Delaware corporation, ZIMMER K.K., a company organized under the laws of Japan, ZIMMER LTD., a company organized under the laws of England and Wales, ZIMMER SWITZERLAND HOLDINGS LTD., a company organized under the laws of Switzerland, ZIMMER GMBH, a company organized under the laws of Switzerland, ZIMMER INVESTMENT LUXEMBOURG S.C.A., a company organized under the laws of Luxembourg (collectively, the “Borrowers”), the Borrowing Subsidiaries (as defined therein), the Subsidiary Guarantors (as defined therein), the lenders from time to time party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as General Administrative Agent, JPMORGAN CHASE BANK, N.A., TOKYO BRANCH, as Japanese Administrative Agent, and J.P. MORGAN EUROPE LIMITED, as European Administrative Agent.
          A. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrowers.
          B. The Borrowers have requested that the Credit Agreement be amended as set forth herein.
          C. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
          SECTION 1. Amendments to Credit Agreement. (a) The definition of the term “Investment Grade Standing” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          “Investment Grade Standing” shall exist at any time when the actual Rating from S&P is at or above BBB- or the actual Rating from Moody’s is at or above Baa3. If either S&P or Moody’s shall change its system of classifications after the Restatement Date, Investment Grade Standing shall exist at any time when the actual Rating is at or above the new Rating which most closely corresponds to the above-specified level under the previous rating system.
          (b) The definition of the term “Pricing Grid” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting the following sentence after the words “on the date such change is announced by such Rating Agency.”:
          “If during the Interest Period of any Eurocurrency Borrowing with an Interest Period commencing on April 4, 2005 the Company is rated by only one Rating Agency and the Applicable Margin would therefore be decreased, then, solely with respect to each such Eurocurrency Borrowing, the Applicable Margin shall not be decreased for the duration of each applicable Interest Period.”
          SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Company represents and warrants to each of the Lenders and each of the Administrative Agents that, after giving effect to this Amendment, (a) the representations and warranties set forth in the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date (as defined below) with the same force and effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date; and (b) no Default has occurred and is continuing.
          SECTION 3. Effectiveness. This Amendment shall become effective as of the date set forth above on the date (the “Amendment Effective Date”) on which the General Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers and the Required Lenders.
          SECTION 4. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agents or the Borrowers under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby.
          SECTION 5. Expenses. The Company agrees to reimburse the General Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with this Amendment in accordance with the Credit Agreement, including the reasonable fees, disbursements and other charges of Cravath, Swaine & Moore LLP.
          SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 3 of this Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
          SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

ZIMMER HOLDINGS, INC.,

by:	/s/ SAM R. LENO

Sam R. Leno
EVP, Corp. Finance & Operations & CFO

ZIMMER, INC.,

by:	/s/ SAM R. LENO

Sam R. Leno
Vice President

ZIMMER K.K.,

by:	/s/ JAMES T. CRINES

James T. Crines
Director

ZIMMER LTD.,

by:	/s/ M. HUMPHRIS

M. Humphris
Director

ZIMMER SWITZERLAND HOLDINGS LTD.,

by:	/s/ J. RAYMOND ELLIOTT

J. Raymond Elliott President of the Board of Directors

ZIMMER INVESTMENT LUXEMBOURG S.C.A.,

by:	/s/ LORENZATO PATRICK

Lorenzato Patrick
Manager of Zimmer Luxembourg II SARL

ZIMMER GMBH,

by:	/s/ R. FRITSCHI

R. Fritschi
President